EXHIBIT 10.2

FIRST AMENDMENT TO THE

$1,347,870.00 PROMISSORY NOTE MODIFICATION

AND EXTENSION AGREEMENT DATED FEBRUARY 13, 2006

This First Amendment to the $1,347,870.000 Promissory Note Modification and Extension Agreement dated February 13, 2006 (the “Amendment”) is made and entered into as of February 13, 2007, by and between Robert O. Baratta (the “Lender”) and Ecosphere Technologies, Inc. f/k/a UltraStrip Systems, Inc., a Florida corporation (the “Borrower”).

RECITALS

WHEREAS, the Borrower executed and delivered to the Lender that certain Promissory Note Modification and Extension Agreement dated February 13, 2006, effective as of August 1, 2005, in the principal amount of $1,347,870.00 (the “Note”); and

WHEREAS, the Note matured on February 13, 2007, and Borrower is unable to satisfy the Note, and Borrower desires to extend the maturity date of the Note; and

WHEREAS, on the date of maturity, Borrower owed Lender the principal sum of $1,347,870.00 plus accrued interest from November 13, 2006 through February 22, 2007 in the amount of $38,683.99; and

WHEREAS, sometime after February 13, 2006, UltraStrip Systems, Inc. changed its corporate name to Ecosphere Technologies, Inc.; and

WHEREAS, the parties are desirous of amending the Note to extend the maturity date under certain terms and conditions;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and the sum of Ten Dollars ($10.00) and other good and valuable consideration made by each of the parties to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

AMENDED TERMS

1.

Each of the statements contained in the foregoing recitals is true and correct and is incorporated herein by reference.

2.

As a condition precedent to induce the Lender to extend the maturity date of the Note, and contemporaneously with the execution of this Amendment, Borrower agrees to pay to Lender the following:

(a)

$38,683.99 representing all accrued interest from November 13, 2006 through February 22, 2007; and

(b)

an extension fee in the amount of $50,000.00; and

(c)

a principal reduction in the amount of $50,000.00; and

(d)

attorneys fees in the amount of $1,500.00, said sum made payable to David A. Carter, P.A.

3.

Conditioned upon the payment of all amounts and completion of all conditions precedent referenced in paragraph no. 2 above, the Note is hereby amended to extend the maturity date for one hundred and fifty (150) days from February 13, 2007, to July 13, 2007.

4.

The Note shall be amended in accordance with the terms and conditions set forth in that certain Term Sheet dated February 16, 2007, between Lender and Borrower, a copy of which is attached hereto, and incorporated herein by reference.

5.

Except as herein amended, all the terms and conditions of the Note are hereby ratified, affirmed and approved in all respects and shall remain in full force and effect.

6.

In the event that the terms and conditions of this Amendment conflict with the terms and conditions of the Note, then the terms and conditions contained in this Amendment shall control.

7.

Borrower hereby acknowledges, represents and confirms to the Lender that (a) Borrower waives and releases any and all defenses (including, without limitation, the defense of usury), claims, counterclaims, cross actions, equities and right of recission, setoff, abatement and diminution with respect to the Note, the Loan Agreement or any other agreement or document executed in connection with the Note (collectively, the “Loan Documents”), or the enforcement of Lender’s rights thereunder; (b) the Loan Documents are valid, binding and free from any defect of any nature whatsoever, and are enforceable against Borrower in accordance with their respective terms; (c) no payments of interest or any other charges have been made to the Lender which would result in the computation of interest in excess of the maximum legal rate of interest permitted under the laws applicable thereto; (d) no waiver or modification of any provision of the Loan Documents shall be valid or enforceable against the Lender or Borrower unless in writing and signed by a duly authorized representative of the Borrower or Lender as the case may be.  By entering into this Amendment, Borrower acknowledges and agrees that all prior discussions, representations, commitments and undertakings with respect hereto shall be deemed to have merged into the Loan Documents, and the Loan Documents shall hereafter constitute the sole statement of agreement between the parties hereto.

8.

This Amendment is effective as of February 13, 2007.

9.

WAIVER OF TRIAL BY JURY:  BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE, THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF BORROWER OR LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first hereinabove stated.

BORROWER:
ECOSPHERE TECHNOLOGIES, INC.
f/k/a/ULTRASTRIP SYSTEMS, INC.

By:
Its:

LENDER:

Robert O. Baratta

Term Sheet

Ecosphere Technologies, Inc.

Note Payable – Robert O. Baratta $1,347,870

Due February 13, 2007

Total Principal due	$1,347,870
Accrued Interest due Interest will be paid up to date on closing of this Extension Agreement.	From November 13, 2006 through February 22, 2007
150 Day Extension The Extension Period will be for 150 days from the due date of February 13, 2007.	Agreed
Extension Fee Fee of $50,000 payable in cash on Closing of this Extension Agreement.	Agreed
Principal Reduction Ecosphere agrees to pay down the principal, upon Closing of this Extension Agreement.	The amount of cash reduction of the principal will be $50,000.
Additional Principal Reduction Additional principal reduction will be paid upon the receipt of proceeds of the sale of two Robots to the Singapore customer.	The amount of the reduction will be $175,000.
Ecosphere payment of Baratta Atty Ecosphere agrees to pay for the initial preparation and follow up by David Carter to prepare the Extension Agreement estimated by Baratta as $1,500.	This initial Agreement will be drafted by Carter and sent directly to Ecosphere and Adam Palmer simultaneously for Palmer’s review and advice to Ecosphere.
Interest Payable during the Extension Interest will be paid by Ecosphere during the term of the Extension in May 22, 2007 and July 22, 2007.	Any payment made late will incur a late fee of $500 beginning on the 1st day after due date and will incur an additional $500 fee each 10 days if remains unpaid thereafter.
No equity conversion will be part of the 150 day Extension Agreement	Agreed
“Take out” provision Ecosphere will pay off the remaining principal and interest upon collection of a major funding achieved by Ecosphere.

If a major funding transaction is executed by Ecosphere during the extension period of at least five (5) times the remaining principal balance during the term of the Extension Agreement, Ecosphere agrees to pay off the remaining balance. If the funding is less than five times the remaining balance the balance will be paid down proportionately by 20% of the amount of the funding.

Agreed this ____ day of February 2007

______________________________________________

Robert O. Baratta

_____________________________________________

Ecosphere Technologies, Inc.

James C. Rushing III, CFO